                   Volkswagen Credit Auto Master Owner Trust,
                                  Series 2000-1

--------------------------------------------------------------------------------
                 Distribution Date Statement: February 20, 2002


 a. Aggregate Amount of Collections                                             $386,100,006.24
    Aggregate Amount of Non-Principal Collections                                 $2,799,733.73
    Aggregate Amount of Principal Collections                                   $383,300,272.51
    Pool Balance                                                                $734,975,066.69
    Residual Participation Amount                                               $234,975,066.69
    Excess Funding Account                                                                $0.00

 b. Series Allocation Percentage                                                        100.00%
    Floating Allocation Percentage                                                       68.03%
    Principal Allocation Percentage                                                         N/A

 c. Total Amount Distributed on Series 2000-1                                       $767,291.67

 d. Amount of Such Distribution Allocable to Principal on 2000-1                          $0.00

 e. Amount of Such Distribution Allocable to Interest on 2000-1                     $767,291.67

 f. Noteholder Default Amount                                                             $0.00

 g. Required Subordinated Draw Amount                                                     $0.00

 h. Noteholder Charge Offs                                                                $0.00
    Amounts of Reimbursements                                                             $0.00

 i. Monthly Servicing Fee                                                           $612,479.22
    Noteholder Monthly Servicing Fee                                                $416,666.67

 j. Controlled Deposit Amount                                                             $0.00

 k. Series 2000-1 Invested Amount at end of period (Gross)                      $500,000,000.00
    Outstanding Principal Balance                                               $500,000,000.00

 l. Available Subordinated Amount                                                $73,884,587.01

 m. Carry-over Amount                                                                     $0.00

 n. Reserve Account Balance                                                       $1,750,000.00

 o. Principal Funding Account Balance                                                     $0.00
    Yield Supplement Account Balance                                              $1,750,000.00

VW CREDIT, INC. - SERVICER
19-Feb-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

  TRANSACTION SUMMARY                                           From                To       Days
  -------------------                                           ----                --       ----
  Current Interest Period                                     1/22/2002          2/19/2002     29

  Series Allocation Percentage                                         100.00%

  Initial Principal Balance                                    $500,000,000.00
  Outstanding Principal Balance                                $500,000,000.00
  Principal Balance of Receivables for Determination Date      $725,958,557.68
  Amount Invested in Receivables on Series Issuance Date       $500,000,000.00
  Initial Invested Amount                                      $500,000,000.00
  Invested Amount at the Beginning of Period                   $500,000,000.00
  Series 2000-1 Invested Amount at End of Period (Gross)       $500,000,000.00
  Required Subordinated Amount                                  $73,884,587.01
  Excess Funding Account                                                 $0.00
  Series 2000-1 Invested Amount at End of Period (net          $500,000,000.00
  of EFA)
  Available Subordinated Amount (previous period)               $70,556,988.78
  Incremental Subordinated Amount (previous period)             $22,611,783.30

  RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
  --------------------------------------------

  Yield Supplement Account Initial Deposit                       $1,750,000.00
  Yield Supplement Account Beginning Balance                     $1,750,000.00
  Yield Supplement Account Required Amount                       $1,750,000.00

  Reserve Account Initial Deposit                                $1,750,000.00
  Reserve Account Required Amount                                $1,750,000.00
  Reserve Account Beginning Balance                              $1,750,000.00

  Outstanding Carryover Amount - Beginning Balance                       $0.00
  Withdrawal from Yield Supplement Account                               $0.00
  Outstanding Carryover Amount - Ending Balance                          $0.00
  Yield Supplement Account Balance - Ending Balance              $1,750,000.00
  Yield Supplement Account Deposit Amount                                $0.00

  Withdrawal from Reserve Account                                        $0.00
  Reserve Account Ending Balance                                 $1,750,000.00
  Reserve Account  Deposit Amount                                        $0.00

  1-month LIBOR Rate (annualized)                                   1.7500000%
  Certificate Coupon (annualized)                                      1.9050%
  Prime Rate (annualized)                                           4.7500000%
  Servicing Fee Rate (annualized)                                       1.000%
  Excess Spread                                                     1.4050000%

  TRUST PRINCIPAL RECEIVABLES
  ---------------------------

  Pool Balance at the Beginning of Period                      $764,765,666.73
  Pool Balance at the Ending of Period                         $734,975,066.69
  Average Aggregate Principal Balance                          $749,870,366.71
  Aggregate Principal Collections                              $383,300,272.51
  New Principal Receivables                                    $353,456,442.47
  Receivables Added for Additional Accounts                              $0.00
  Noteholder Default Amount                                              $0.00
  Net Losses                                                             $0.00
  Noteholder Charge-offs                                                 $0.00
  Miscellaneous Paymnets (Adjustments and Transfer                       $0.00
  deposit amounts)
  Non-Principal Collections & Inv. Proceeds treated as                   $0.00
  Available Noteholder Principal Collections
  Monthly Interest Accrued, but not paid                                 $0.00
  Ineligible Receivables                                                 $0.00
  Excess Funding Account at Date of Determination                        $0.00
  Defaulted Receivables in Ineligible and Overconc.                      $0.00
  Accounts
  MISCELLANEOUS DATA
  ------------------
  Recoveries on Receivables Written Off                                  $0.00
  Spread Over/Under Prime for Portfolio                                 -0.44%
  Weighted Average Interest Rate                                         4.31%
  Previously waived Monthly Servicing Fee                                $0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                   0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                   $32,807,439.88
Used Vehicle Percentage                                                     4.464%
Used Vehicle Percentage During Last Collection Period                       4.225%
Early Amortization Event?                                           NO
Largest Dealer or Dealer Affiliation Balance                        $34,275,996.95
Largest Dealer Percentage                                                   4.482%

Aggregate Principal Amount of Receivables of Dealers over 2%        $34,793,257.58


SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                    $386,100,006.24
Aggregate Amount of Non-principal Collections (including insurance   $2,799,733.73
proceeds & rebates)
Investment Proceeds                                                      $5,722.22
Aggregate Amount of Principal Collections                          $383,300,272.51
Asset Receivables Rate                                                      3.158%
Use Asset Receivables Rate?                                        NO
Carryover Amount (this Distribution Date)                                      N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                               51.11%
Previous Collection Period Monthly Payment Rate                    41.49%
Monthly Payment Rate 2 collection periods ago                      52.80%
3-month Average Payment Rate                                       48.46%
Early Amortization Event?                                            NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                             YES
Last Day of Revolving Period                                         N/A
Invested Amount as of Last Day of Revolving Period                   N/A
Accumulation Period Length (months)                                  N/A
First Accumulation Date                                            TO BE DETERMINED
Expected Final Payment Date                                          N/A
Required Participation Percentage                                  104.00%
Principal Funding Account Balance                                            $0.00
Principal Payment Amount                                                     $0.00
Controlled Accumulation Amount                                               $0.00


TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                           $767,291.67
2.  Noteholder Monthly Servicing Fee Distribution                      $416,666.67
3.  Reserve Account Deposit Amount Distribution                              $0.00
4.  Noteholder Default Amount Distribution                                   $0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable             $0.00
    Misc. Pmts)
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount           $0.00

6.  Outstanding Carryover Amount Distribution                                $0.00
7.  Yield Supplement Account Deposit Amount Distribution                     $0.00
8.  Previuosly waived Monthly Servicing Fee Distribution                     $0.00
                                                                             -----
            Excess Servicing                                           $720,687.05

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                            $0.00
Required Subordinated Draw Amount                                            $0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                    $0.00
Additions in connection with a reduction in Receivables                      $0.00
Transfers to Principal Funding Account                                       $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
19-Feb-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                    Collections                         Accrual           Distribution
                  -----------------               --------------------  ------------------
From:                    22-Jan-02
To:                      19-Feb-02
Days:                           29

LIBOR Rate              1.7500000%
 (1 month)

Series #                 1         Active
VCI Rating:             N/A

               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                          Series                                            Required            Required             Outstanding
Series        Series    Allocation    Invested          Subordinated      Participation       Participation             Note
Number         Name     Percentage     Amount              Amount          Percentage            Amount                Balance
------         ----     ----------     ------              ------          ----------            ------                -------
         Trust                       $500,000,000.00     $73,884,587.01        N/A             $593,884,587.01
       1 Series 2000-1   100.00%     $500,000,000.00     $73,884,587.01      104.00%           $593,884,587.01       $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
19-Feb-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                                 EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------
Initial Invested Amount                       $500,000,000.00                   Weighted Average Rate Charged to Dealers    4.310%
Invested Amount                               $500,000,000.00                   LIBOR                                       1.750%
Controlled Accumulation Amount                          $0.00                   Note Rate (LIBOR+15.5 b.p.)                 1.905%
Required Subordinated Amount                   $73,884,587.01                   Servicing Fee Rate                          1.000%
Annualized Servicing Fee Rate                           1.00%                   Investor Net Losses                         0.000%
                                                                                                                            ------
First Controlled Accumulation Date        TO BE DETERMINED                      Excess Spread                               1.405%
Accumulation Period Length (months)               N/A
Expected Final Payment Date                       N/A
Initial Settlement Date                             10-Aug-00
Required Participation Percentage                     104.00%
Subordinated Percentage                               9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                       Required              Excess
                                             Series 2000-1         Invested          Subordinated            Funding
Principal Receivables                            Total              Amount              Amount               Amount
---------------------                            -----              ------              ------               ------
Series Allocation Percentage                    100.00%
Beginning Balance                             $500,000,000.00    $500,000,000.00      $73,884,587.01             $0.00
  Floating Allocation Percentage                68.03%              68.03%
  Principal Allocation Percentage                 N/A                N/A

Principal Collections                         $383,300,272.51    $383,300,272.51                 N/A               N/A
New Principal Receivables                     $353,456,442.47    $353,456,442.47                 N/A               N/A
Principal Default Amounts                               $0.00              $0.00                 N/A               N/A
Receivables Added for Additional Accounts               $0.00              $0.00                 N/A               N/A
Controlled Deposit Amount                               $0.00                N/A                 N/A               N/A

"Pool Factor"                                                      100.00000000%

Ending Balance                                $500,000,000.00    $500,000,000.00      $73,884,587.01             $0.00
  Floating Allocation Percentage                68.03%              68.03%


Non-Principal Receivables
-------------------------

Non-Principal Collections                       $1,904,645.38
Recoveries on Receivables Written Off                   $0.00
Investment Proceeds                                 $5,722.22

VW CREDIT, INC. -- SERVICER                                               Page 4
19-Feb-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                                        Current                Previous
----------------------------------                                        -------                --------
Available Subordination Amount (Previous)                                 $70,556,988.78        $73,915,945.92
  Required Subordination Draw Amount                                               $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                               $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as                               $0.00                 $0.00
Available Noteholder Principal Collections                                         -----                 -----
(1) Subtotal                                                              $70,556,988.78        $73,915,945.92
(2) Subordination Percentage* Series 2000-1 Invested                      $47,945,205.48        $47,945,205.48
Amount

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
(c) Incremental Subordinated Amount                                       $25,939,381.53        $22,611,783.30
(d) Payments from Excess Funding Account to Residual                               $0.00                 $0.00
Interestholder

Available Subordinated Amount                                             $73,884,587.01        $70,556,988.78

Overconcentration Amount                                                  $34,793,257.58        $31,559,205.85

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                        $2,799,733.73         $2,614,067.49
  Noteholder Non-Principal Collections                                     $1,904,645.38         $1,709,064.36
  Residual Interestholder Non-Principal Collections                          $895,088.35           $905,003.13
Investment Proceeds                                                            $5,722.22             $6,174.96
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                           -------------         -------------
Total Non-Principal Available                                              $4,555,455.95         $4,370,242.45

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $612,479.22           $637,304.72
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67